News Release

Exhibit 99.1

Acuity Brands Completes Acquisition of Distech Controls
ATLANTA, September 1, 2015 - Acuity Brands, Inc. (NYSE: AYI; “Company”) today announced that its wholly-owned subsidiary, Acuity Brands Lighting, Inc., completed the previously announced acquisition of Distech Controls Inc., a leading provider of building automation and energy management solutions that allow for the seamless integration of lighting, HVAC, access control, closed circuit television, and related systems. Acuity Brands Lighting acquired all of the outstanding capital stock of Distech Controls for approximately 318 million Canadian dollars.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, said “The combination of Acuity Brands’ broad-based industry-leading lighting portfolio, control technologies, and integrated digital solutions along with Distech Controls’ wide-breadth of innovative products, services, and solutions that optimize comfort and energy efficiency in buildings will contribute to our tiered solutions strategy for making buildings smarter and more simple to operate. Distech Controls will enhance our ability to offer true end-to-end optimization of all aspects of the building, including improved occupant experience, quality visual environment, energy efficiency, operational cost reductions, and increased digital functionality, by leveraging the capability to collect vast amounts of data to better enable the Internet of Things for building owners. Distech Controls provides an additional robust platform for our future growth while also allowing us to continue to diversify and strengthen our foundation making it less reliant on new construction.”
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world's leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2014 net sales of $2.4 billion, Acuity Brands employs approximately 7,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Sunoptics®, RELOC® Wiring Solutions, eldoLED® and Acuity Controls™.

Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “will,” “should,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: the many benefits of the acquisition of Distech Controls,

News Release

including enhancement of the Company’s ability to offer true end-to-end optimization of all aspects of the building while also providing an additional robust platform for future growth which will allow for the continued diversification and strengthening of the Company’s foundation that is less reliant on the new construction. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2014. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.
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Company Contact:
Dan Smith
Acuity Brands, Inc.
dan.smith@acuitybrands.com
(404) 853-1423